Exhibit 10.1

Allin Corporation

Annual Base Salaries for Executive Officers Effective January 1, 2007

On February 13, 2007, the Board of Directors of Allin Corporation implemented changes in annual base salary for its executive officers retroactive to an effective date of January 1, 2007 as follows:

Executive Officer	Position	Annual Base Salary Effective as of January 1, 2007
Richard W. Talarico	Chairman, Chief Executive Officer and President	$190,550

Dean C. Praskach	Chief Financial Officer, Vice President-Finance, Treasurer and Secretary	$154,500